Southcross Energy Partners, L.P. Four-Year Financing Projections Southcross Energy Partners, L.P. Four-Year Financing Projections Amounts in millions of USD FY FY FY FY 2016 2017 2018 2019 Adj. EBITDA $86.3 $102.0 $112.7 $127.5 Capex (54.3) (38.2) (23.8) (22.2) Debt Service (36.9) (34.3) (32.3) (30.0) Change in Working Capital 12.3 (11.9) (1.6) (10.0) Other (0.7) (0.8) (0.9) (1.0) Net Operating Change in Cash $6.6 $16.7 $54.1 $64.3 Exhibit 99.1